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                                                                      Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT




      Parent                                  Subsidiary                            Ownership          Organization
----------------------                 -----------------------------                ---------          ------------

Western Ohio Financial                 Springfield Federal Savings                    100%                Federal
Corporation                             Bank

Western Ohio Financial                 Mayflower Federal Savings Bank                 100%                Federal
Corporation

Western Ohio Financial                 Seven Hills Savings Association                100%                Federal
Corporation

Springfield Federal Savings            Springfield-Home Community                      50%                Ohio
 Bank                                  Reinvestment Corporation

Springfield Federal Savings            West Central Financial Services,               100%                Ohio
 Bank                                  Inc.



         The financial statements of the Registrant are consolidated with those of its subsidiaries.